As filed with the Securities and Exchange Commission on July 28, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

 FORM S-3

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

VALIDUS HOLDINGS, LTD.
(Exact name of Registrant as specified in its charter)

Bermuda	98-0501001
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

29 Richmond Road Pembroke, Bermuda HM 08 Telephone: (441) 278-9000	CT Corporation System 111 Eighth Avenue New York, New York 10011 Telephone: (212) 590-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert F. Kuzloski, Esq.
Executive Vice President and
General Counsel
Validus Holdings, Ltd.
29 Richmond Road
Pembroke, Bermuda HM08
Telephone: (441) 278-9000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	to be	Offering Price per	Aggregate	Registration
Securities to be Registered (1)	Registered (2)(3)	Unit (2)(3)	Offering Price (2)(3)	Fee (4)
Common Shares, par value $0.175 per share
Preference Shares
Depositary Shares (5)
Debt Securities
Warrants to Purchase Common Shares
Warrants to Purchase Preference Shares
Warrants to Purchase Debt Securities
Share Purchase Contracts
Share Purchase Units (6)
Units

(1)
The securities of each class may be offered and sold from time to time by the registrant and/or by one or more selling securityholders to be identified in the future. These securities may be sold separately, together or as units with other offered securities.

(2)
Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate initial offering price or number of the securities of each identified class (the “Securities”) is being registered as may from time to time be issued at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units or Euros), and offered and sold by Validus Holdings, Ltd. or by selling shareholders from time to time.

(3)
Also includes an indeterminate amount of Securities as may be issued pursuant to anti-dilution adjustments or upon conversion of or exchange for any other Securities that provide for conversion or exchange into such Securities, upon exercise of warrants for such Securities or pursuant to deposit agreements, share purchase contracts, or unit agreements. Separate consideration may or may not be received for Securities issuable upon such conversion, exchange, exercise or settlement.

(4)	Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933 (the “Securities Act”), the registrant elects to defer payment of all of the registration fees.

(5)
Such indeterminate number of depositary shares to be evidenced by depositary receipts representing an interest in all or a specified portion of a common share or preference share issued pursuant to a deposit agreement. No separate consideration will be received for the depositary shares.

(6)	There are being registered hereby such indeterminate number of Units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby.

PROSPECTUS

Validus Holdings, Ltd.
Common Shares, Preference Shares, Depositary Shares,
Debt Securities, Warrants to Purchase Common Shares,
Warrants to Purchase Preference Shares,
Warrants to Purchase Debt Securities, Share Purchase Contracts,
Share Purchase Units and Units

We may offer and sell from time to time:

•                  common shares;

•                   preference shares;

•                  depositary shares representing preference shares or common shares;

•                   senior or subordinated debt securities;

•                  warrants to purchase common shares, preference shares or debt securities;

•                   share purchase contracts and share purchase units; and

•                   units which may consist of any combination of the securities listed above.

In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, Validus Holdings, Ltd. common shares. We will not receive any of the proceeds from the sale of these securities by any selling shareholders.

Specific terms of these securities and material tax considerations pertaining to an investment in these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Investing in these securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and in other documents that we subsequently file with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

We and/or any selling shareholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and/or any selling shareholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us from the sale of securities also will be set forth in the applicable prospectus supplement.

Our common shares are listed on the New York Stock Exchange, Inc. (“NYSE”) under the trading symbol “VR.” Other than for our common shares, there is no market for the other securities we may offer.

Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority, nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 28, 2017.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement filed by Validus Holdings, Ltd. with the Securities and Exchange Commission (the “Commission”) using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act of 1972, and related regulations of Bermuda, each as amended, that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Bermuda Exchange Control Act of 1972 and related regulations, each as amended, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include our common shares, are listed on an appointed stock exchange (the NYSE is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, the BMA has granted us permission, subject to our common shares or voting shares being listed on an appointed stock exchange, to issue, grant, create, sell and transfer any of our shares, stock, bonds, notes (other than promissory notes), debentures, debenture stock, units under a unit trust scheme, shares in an oil royalty, options, warrants, coupons, rights and depository receipts, collectively, the “Designated Securities,” to and among persons who are either resident or non-resident of Bermuda for exchange control purposes, whether or not the Designated Securities are listed on an appointed stock exchange. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Bermuda Companies Act 1981, as amended (the “Companies Act”). Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.

As used in this prospectus, references to the “Company,” “we,” “us” or “our” refer to the consolidated operations of Validus Holdings, Ltd. and its direct and indirect subsidiaries unless the context suggests otherwise.

References in this prospectus to “dollars” or “$” are to the lawful currency of the United States of America, unless otherwise indicated or the context suggests otherwise.

VALIDUS HOLDINGS, LTD.

We are a provider of reinsurance and insurance, conducting our operations worldwide through four operating segments: Validus Re, Talbot, Western World and AlphaCat. Validus Re is a global reinsurance segment focused primarily on treaty reinsurance. Talbot is a specialty insurance segment, primarily operating within the Lloyd’s insurance market through Syndicate 1183. Western World is a U.S.-based specialty excess and surplus lines insurance segment operating within the U.S. commercial market. AlphaCat is a Bermuda-based investment adviser, managing capital for third parties and the Company in insurance linked securities and other property catastrophe and specialty reinsurance investments.

We seek to establish ourselves as a leader in the global insurance and reinsurance markets. Our principal operating objective is to use our capital efficiently by underwriting primarily short-tail insurance and reinsurance contracts with superior risk and return characteristics. Our primary underwriting objective is to construct a portfolio of short-tail insurance and reinsurance contracts that maximizes our return on equity subject to prudent risk constraints on the amount of capital we expose to any single event. We manage our risks through a variety of means, including contract terms, portfolio selection, diversification, including geographic diversification, and proprietary and commercially available third-party vendor catastrophe models.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. Our principal executive offices are located at 29 Richmond Road, Pembroke, HM 08, Bermuda and our telephone number is (441) 278-9000.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described herein, in any prospectus supplement and in the documents incorporated by reference in this prospectus, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other documents we file with the Commission in the future (see “Incorporation of Certain Documents by Reference”). In addition to the risk factors identified therein, as a result of the Company’s acquisition of Crop Risk Services on May 1, 2017, the Company has identified the following additional risk factors which it considers to be applicable:
The terms of the Federal Multi-Peril Crop Insurance Program may change and adversely impact us.
Stratford Insurance Company (“Stratford”), a subsidiary of Western World, currently participates in the U.S. Federal Multi-Peril Crop Insurance Program ("MPCI") sponsored by the Risk Management Agency of the U.S. Department of Agriculture (the "RMA"). The U.S. Farm Bill was signed into law February 2014, which fixes the terms of the MPCI program, is subject to change by the U. S. Congress at any time. Stratford's agriculture insurance premiums, which are primarily driven by MPCI, represent a large portion of Western World’s business, totaling $50.0 million of net premiums earned during the three months ended June 30, 2017, and representing 38.3% of the total net premiums earned in the Western World segment.
The RMA periodically reviews and proposes changes to the Standard Reinsurance Agreement (“SRA”) used in connection with the MPCI program and such changes to the SRA could adversely affect the financial results of crop insurers such as Stratford.
As an agriculture (re)insurer, we could face losses from commodity price volatility.
A significant portion of our agriculture (re)insurance business provides revenue protection to farmers for their expected crop revenues, which can be affected by changes in crop prices. We face the risk that significant losses could be incurred in the event of a decline in the applicable commodity prices prior to harvest. While this risk is partially mitigated by policyholder retentions, it is possible that large declines in the commodity prices of the major crops we (re)insure, including corn, soybeans, cotton and wheat, could have a material adverse effect on our results of operations or financial condition if we are unable to effectively (re)insure these risks.
If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. Any prospectus, prospectus supplement, our annual report to shareholders, any proxy statement, any Form 10-K, Form 10-Q or Form 8-K of ours or any other written or oral statements made by or on behalf of us may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general, and to the insurance and reinsurance sectors in particular. Statements that include the words “expect”, “intend”, “plan”, “believe”, “project”, “anticipate”, “will”, “may”, and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statement.
We believe that these factors include, but are not limited to, the following:

•	unpredictability and severity of catastrophic events;

•	our ability to obtain and maintain ratings, which may affect our ability to raise additional equity or debt financings, as well as other factors described herein;

•	adequacy of our risk management and loss limitation methods;

•	cyclicality of demand and pricing in the insurance and reinsurance markets;

•	our ability to implement our business strategy during “soft” as well as “hard” markets;

•	adequacy of our loss reserves;

•	continued availability of capital and financing;

•
our ability to identify, hire and retain, on a timely and unimpeded basis and on anticipated economic and other terms, experienced and capable senior management, as well as underwriters, claims professionals and support staff;

•	acceptance of our business strategy, security and financial condition by rating agencies and regulators, as well as by brokers and (re)insureds;

•	competition, including increased competition, on the basis of pricing, capacity, coverage terms or other factors;

•	potential loss of business from one or more major insurance or reinsurance brokers;

•
our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements;

•
general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates) and conditions specific to the insurance and reinsurance markets in which we operate;

•
the integration of businesses we may acquire or new business ventures, including overseas offices, we may start and the risk associated with implementing our business strategies and initiatives with respect to any new business ventures;

•
accuracy of those estimates and judgments used in the preparation of our financial statements, including those related to revenue recognition, insurance and other reserves, reinsurance recoverables, investment valuations, intangible assets, bad debts, taxes, contingencies, litigation and any determination to use the deposit method of accounting, which, for a relatively new insurance and reinsurance company like our company, are even more difficult to make than those made in a mature company because of limited historical information;

•	the effect on our investment portfolio of changing financial market conditions including inflation, interest rates, liquidity and other factors;

•	acts of terrorism, political unrest, outbreak of war and other hostilities or other non-forecasted and unpredictable events;

•	availability and cost of reinsurance and retrocession coverage;

•	the failure of reinsurers, retrocessionaires, producers or others to meet their obligations to us;

•	the timing of loss payments being faster or the receipt of reinsurance recoverables being slower than anticipated by us;

•	changes in domestic or foreign laws or regulations, or their interpretations;

•	changes in accounting principles or the application of such principles by regulators;

•
statutory, regulatory or rating agency developments, including as to tax policy and reinsurance and other regulatory matters such as the adoption of proposed legislation that would affect Bermuda-headquartered companies and/or Bermuda-based insurers or reinsurers; and

•
the other factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016 under Part I, Item 1A “Risk Factors” and under Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other sections of such Annual Report, as well as the risk and other factors set forth in our other filings with the Commission, as well as management’s response to any of the aforementioned factors.

In addition, other general factors could affect our results, including: (a) developments in the world’s financial and capital markets and our access to such markets; (b) changes in regulations or tax laws applicable to us, and (c) the effects of business disruption or economic contraction due to terrorism or other hostilities.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere. Any forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred share dividends for each of the periods indicated:

	Six months ended June 30,	Years ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges (1)	7.43x	6.77x	5.75x	7.63x	8.39x	7.64x
Ratio of earnings to combined fixed charges and preferred share dividends (2)	6.48x	6.32x	5.75x	7.63x	8.39x	7.64x

(1)
For the purposes of determining the ratio of earnings to fixed charges: earnings consist of net income before tax (benefit) expense and undistributed income from equity method investees, plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs, and the interest portion of rental payments under operating leases.

(2)
For the purposes of determining the ratio of earnings to combined fixed charges and preferred share dividends: earnings consist of earnings as described in Note 1 above; fixed charges has the meaning described in Note 1 above; and preferred share dividends comprise dividends declared on our Series A Preference Shares.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by Validus Holdings, Ltd. will be used for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units and units described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the Commission. You can read and copy the registration statement and the reports that we file with the Commission at the Commission’s public reference rooms at, 100 F Street N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

Our filings with the Commission are also available from the Commission’s website at http://www.sec.gov. Please call the Commission’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission’s public reference rooms. Our common shares are listed on the New York Stock Exchange under the symbol “VR” and our reports can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and after the date of this prospectus and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus.

We incorporate by reference the following previously filed documents (other than documents or information deemed to have been “furnished” and not “filed” in accordance with Commission rules):

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 23, 2017;

(2)
Portions of our Definitive Proxy Statement on Schedule 14A filed with the Commission on March 16, 2017 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2016;

(3)	Our Quarterly Report on Form 10-Q for the quarter ended March 31;

(4)	Our Current Reports on Form 8-K filed with the Commission on January 30, May 1, May 10, June 14, June 20 and June 26, 2017; and

(5)
The description of our common shares incorporated by reference in our registration statement filed under the Exchange Act on Form 8-A on July 18, 2007, including any amendment or report for the purpose of updating such description.

 To receive a free copy of any of the documents incorporated by reference in this Prospectus (other than exhibits) call or write us at the following address: Validus Holdings, Ltd., Attn.: General Counsel, 29 Richmond Road, Pembroke, Bermuda HM08, (441) 278-9000.

LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Robert F. Kuzloski, Esq. Certain legal matters with respect to the securities under the laws of Bermuda will be passed upon for us by Appleby (Bermuda) Limited, Hamilton, Bermuda, special Bermuda counsel to the Company.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S.
FEDERAL SECURITIES LAWS AND OTHER MATTERS

Validus is organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of its assets and their assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult or impossible for investors to effect service of process within the United States upon its non-U.S. directors and officers or to recover against Validus or its non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, it may not be possible to bring a claim in Bermuda against us or our directors and officers for violation of U.S. federal securities laws because these laws may have no extraterritorial application under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, Validus may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving CT Corporation System, our U.S. agent, irrevocably appointed for that purpose.

There is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or whether proceedings could be commenced in the courts of Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Appleby (Bermuda) Limited that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there may be grounds upon which Bermuda courts will not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy.

At the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table.

Securities and Exchange Commission Registration Fee	$(1)
Trustees’ Fees and Expenses	(2)
Accountants’ Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing and Engraving Fees	(2)
Rating Agency Fees	(2)
Miscellaneous Expenses	(2)
Total Expenses	(2)

(1)	Fees are being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

(2)	These fees are calculated based on the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Validus Holdings, Ltd.

Bye-law 50 of the Company’s Bye-laws provides, among other things, that the Company will, in the case of directors and officers of the Company, and may (in the discretion of the Board of Directors), in the case of employees and agents, indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting in such capacity or his acting in any other capacity for, or on behalf of, the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The Company shall, in the case of directors and officers, and may, in other cases, advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law.

Bye-law 50 of the Company’s Bye-laws also provides that none of the officers or directors of the Company will be personally liable to the Company or its shareholders for any action or failure to act to the full extent that they are indemnified under the Company’s Bye-laws.

Bye-law 50A of the Company’s Bye-laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have, whether individually or by or in the right of the Company, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

Section 98 of the Companies Act 1981 of Bermuda provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to such company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. Section 98 further provides that any provision, whether contained in the bye-laws of a company or in any contract or arrangement between such company and any director exempting or indemnifying him against any liability which would otherwise attach to him in respect of any fraud or dishonesty of which he may be guilty in relation to such company, shall be void.

Section 98A of the Companies Act permits a Bermuda company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not such Bermuda company may otherwise indemnify such officer or director.

The Company may purchase directors’ and officers’ liability insurance policies. Such insurance would be available to the Company’s directors and officers in accordance with its terms. In addition, certain directors may be covered by directors’ and officers’ liability insurance policies purchased by their respective employers.

Any underwriting agreement that Validus may enter into in connection with an offering of securities pursuant to this registration statement may include provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of Validus against certain liabilities under the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules.

(a)  Exhibits:

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

(b)  Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere or incorporated by reference into the registration statement.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Parish of Pembroke, Bermuda, on this 28th day of July, 2017.

VALIDUS HOLDINGS, LTD.

By:	/s/ Edward J. Noonan
Name: Edward J. Noonan
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Edward J. Noonan and Robert F. Kuzloski and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement on Form S-3 and any and all amendments (including any and all post-effective amendments) and exhibits to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission and/or the Bermuda Registrar of Companies, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this on this 28th day of July, 2017.

/s/ Edward J. Noonan	Chairman of the Board of Directors and
Edward J. Noonan	Chief Executive Officer (Principal Executive Officer)

/s/ Jeffrey D. Sangster	Chief Financial Officer
Jeffrey D. Sangster

/s/ Patrick Boisvert	Chief Accounting Officer (Principal
Patrick Boisvert	Accounting Officer)

/s/ John J. Hendrickson	Director
John J. Hendrickson

/s/ Mahmoud Abdallah	Director
Mahmoud Abdallah

/s/ Michael E.A. Carpenter	Director
Michael E.A. Carpenter

/s/ Gail Ross	Director
Gail Ross

/s/ Matthew J. Grayson	Director
Matthew J. Grayson

/s/ Jeffrey W. Greenberg	Director
Jeffrey W. Greenberg

/s/ Jean-Marie Nessi	Director
Jean-Marie Nessi

/s/ Mandakini Puri	Director
Mandakini Puri

/s/ Dr. Therese M. Vaughan	Director
Dr. Therese M. Vaughan

/s/ Christopher E. Watson	Director
Christopher E. Watson

/s/ Donald J. Puglisi	Puglisi & Associates
Donald J. Puglisi	Authorized Representative in the United States

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement relating to common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units and units

3.1 (1)	Memorandum of Association

3.2 (1)	Amended and Restated Bye-laws

3.3*	Form of Certificate of Designation, Preferences and Rights relating to preference shares

4.1 (1)	Specimen Common Share Certificate

4.2 (2)	Senior Indenture between Validus Holdings, Ltd, as Issuer, and The Bank of New York Mellon, as Trustee dated as of January 26, 2010

4.3 (2)	Form of Subordinated Indenture between Validus Holdings, Ltd, as Issuer, and The Bank of New York Mellon, as Trustee

4.4*	Form of Share Warrant Agreement

4.5*	Form of Share Warrant Certificate

4.6*	Form of Debt Warrant Agreement

4.7*	Form of Debt Warrant Certificate

4.8*	Form of Deposit Agreement

4.9*	Form of Standard Share Purchase Contract Provisions

4.10*	Form of Share Purchase Unit Agreement

4.11*	Form of Unit Agreement

5.1**
Opinion of Appleby as to the legality of the common shares, preference shares, depository shares, senior debt securities, subordinated debt securities, warrants, share purchase contracts, share purchase units and units

5.2**	Opinion of Robert F. Kuzloski, Esq. as to the legality of the senior debt securities, subordinated debt securities, warrants, share purchase contracts, share purchase units and units

12.1**	Statement regarding the computation of ratio of earnings to fixed charges

23.1**	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1)

23.2**	Consent of Robert F. Kuzloski, Esq. (included in Exhibit 5.2)

23.3**	Consent of PricewaterhouseCoopers Ltd.

24.1**	Power of Attorney (included on the signature page hereto)

25.1 (2)	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the Senior Indenture

25.2 (2)	Statement of the Eligibility of The Bank of New York Mellon on Form T-1, as trustee for the Subordinated Indenture

(1) Incorporated by reference to our Registration Statement on Form S-1 (Registration No. 333-139989) which was declared effective by the Commission on July 24, 2007.
(2) Incorporated by reference to our Current Report on Form 8-K filed with the Commission on January 26, 2010.
(3) Incorporated by reference to our Registration Statement on Form S-3 (Registration No. 333-152856) filed with the Commission on August 7, 2008.
* To be filed if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.
** Filed herewith.